Exhibit 99.1

NEWS RELEASE

Warner Chilcott Announces 2012 Financial Guidance

Dublin, Ireland, January 27, 2012 – Warner Chilcott plc (NASDAQ: WCRX) announced today its view of anticipated full year 2012 results.

Total revenue for 2012 is expected to be in the range of $2.5 to $2.6 billion. The 2012 revenue expectations reflect, among other things, the anticipated growth of the Company’s promoted products in the U.S., primarily LO LOESTRIN FE, ATELVIA, ESTRACE CREAM and ASACOL, which the Company believes will be more than offset by revenue declines in other products, primarily ACTONEL. The anticipated decline in ACTONEL revenues is based largely on the continued volume decreases expected in the U.S. bisphosphonate market and the ongoing impact of the loss of exclusivity in Western European markets in late 2010.

Gross margin, as a percentage of total revenue, is anticipated to be in the range of 87% to 88% in 2012 based on the forecasted product mix.

Total selling, general and administrative (SG&A) expense in 2012 is anticipated to be in the range of $800 to $850 million. Total R&D expense in 2012 is anticipated to be in the range of $110 to $130 million.

Based on the current view, 2012 GAAP net income is expected to be in the range of $397 to $422 million. Cash net income in 2012 is anticipated to be in the range of $913 to $938 million. Using 253.5 million ordinary shares, the Company expects GAAP net income per share to be in the range of $1.57 to $1.66 and cash net income per share to be in the range of $3.60 to $3.70 per share for the full year 2012. The Company defines “cash net income” as the Company’s net income adjusted for the after-tax effects of two non-cash items: amortization (including impairments, if any) of intangible assets and amortization (or write-off) of deferred loan costs related to the Company’s debt.

The Company reaffirms its current guidance ranges for the year ended December 31, 2011, which were provided on November 4, 2011. The Company expects to report its 2011 full year results at the end of February 2012.

This press release contains financial measures such as “cash net income” that have not been prepared in accordance with Generally Accepted Accounting Principles (“non-GAAP financial measures”). The non-GAAP financial measures should not be considered a substitute for financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). The Company strongly urges you to review the reconciliations of the non-GAAP financial measures, including “cash net income,” to GAAP financial measures presented in the footnotes at the end of this press release. The Company also strongly urges you to not rely on any single financial measure to evaluate its business.

For a full view of the Company’s 2012 financial guidance, including material assumptions, please refer to the summary at the end of this press release.

Conference Call and Audio Webcast Today

The Company is hosting a conference call and audio webcast on January 27, 2012 at 8:00 a.m. (Eastern Time) to discuss the 2012 Financial Guidance for all interested parties. You may access the conference call by dialing (877) 354-4056 within the U.S. and Canada, and (678) 809-1043 if you are outside the U.S. and Canada. In addition, a live audio webcast of the call will be available at Warner Chilcott’s Investor Relations website at http://ir.wcrx.com/events.cfm.

A replay of the conference call will be available for two weeks and can be accessed by dialing (800) 585-8367 from within the U.S. or Canada and (404) 537-3406 if you are located outside the U.S. and Canada. The pass code for the replay is 45430791.

The Company

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, dermatology and urology segments of the North American and Western European pharmaceuticals markets. The Company is fully integrated with internal resources dedicated to the development, manufacturing and promotion of its products. WCRX-F.

Warner Chilcott’s Forward Looking Statements

This press release contains forward-looking statements, including statements concerning our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: any of the assumptions set forth in the table at the end of this press release prove incorrect; our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products or production or regulatory problems with either our own manufacturing facilities or third party manufacturers or API suppliers upon whom we may rely for some of our products; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation or arbitration matters or an increase in the number of litigation matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; our ability to realize the anticipated opportunities from the PGP Acquisition; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2010, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Emily Hill
Investor Relations
973-907-7084
Emily.Hill@wcrx.com

WARNER CHILCOTT PUBLIC LIMITED COMPANY

2012 Full Year Financial Guidance

(U.S. dollars in millions, except per share and percentage information)

2012 Guidance[1]

Total Revenue	$2,500 to $2,600

Gross Margin as a % of Total Revenue [2]	87% to 88%

Total SG&A Expense [3]	$800 to $850

Total R&D Expense	$110 to $130

Total Income Tax Provision [4]	12% - 13% of EBTA

GAAP Net Income	$397 to $422

Cash Net Income (“CNI”) [5]	$913 to $938

CNI per Share [6]	$3.60 to $3.70

1	The 2012 guidance assumes that generic equivalents of the Company’s DORYX 150 mg, ASACOL 400 mg and ESTRACE CREAM products will not be approved and enter the U.S. market during 2012. Any change in such assumptions would be likely to negatively impact our revenues. The guidance does not account for the impact of future (i) one time costs or charges resulting from the Company’s previously announced Western European restructuring, including any remaining employee severance charges, or (ii) acquisitions, dispositions, partnerships, in-license transactions or any changes to the Company’s existing partnerships or in-license transactions.

2	Gross margin percentage excludes the amortization and impairments of intangible assets.

3	Total SG&A expense does not include any amount that may be payable in connection with the potential settlement of the Company’s outstanding litigations.

4	The 2012 total income tax provision is estimated as a percentage of earnings before taxes and book amortization (EBTA).

5	A reconciliation of 2012 expected GAAP net income to expected CNI adds back the expected after tax impact of the amortization of intangibles ($489 million) and the after tax impact of the amortization of deferred loan costs ($27 million).

6	Expected CNI per share is based on 253.5 million fully diluted ordinary shares. The 2012 calculation of fully diluted ordinary shares includes the impact of ordinary shares redeemed in the months of November and December of 2011 under the Company’s previously announced $250 million share redemption program. The 2012 calculation does not include the impact of any ordinary shares that have been or may be redeemed after December 31, 2011 pursuant to this redemption program or otherwise.

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